John Hancock Variable Series Trust I

Henry D. Shaw
Chairman and Chief Executive Officer


[LOGO OF JOHN HANCOCK(R) APPEARS HERE]
                                                April 14, 1998

State Street Bank and Trust Company
Two International Place
34th Floor
Boston, MA  02110
Attn:  Mark J. Duggan
       Vice President and Associate Counsel

Re:    Sub-Investment Management Agreement
       dated as of March 18, 1997
       --------------------------------

Gentlemen:

      This letter will memorialize our mutual agreement to amend Schedule I to the above-referenced Sub-Investment Management Agreement, effective as of May 1, 1998, to provide an additional break point in the decremental fee schedule. Attached is a revised copy of Schedule I which caps the 5 basis point charge step at $400 million and introduces a 3 basis point charge step for all amounts over $400 million. Please substitute copies of the attached Schedule I for the old copies of Schedule I in your files.

      Kindly acknowledge receipt of this letter and the attachment, and indicate your agreement to the amendment of Schedule I, by signing and returning the duplicate of this letter. Thank you.


JOHN HANCOCK MUTUAL                       JOHN HANCOCK VARIABLE
LIFE INSURANCE COMPANY                    SERIES TRUST I


By: /s/ Robert R. Reitano                 By: /s/ Henry D. Shaw
    ------------------------                      -----------------
Robert R. Reitano                         Henry D. Shaw
Vice President                            Chairman and CEO


Received and agreed to:
STATE STREET BANK AND TRUST
COMPANY


By: /s/ Timothy B. Harbert
    -----------------------------
Name:    Timothy B. Harbert
         ------------------------
Title:  Executive Vice President
        -------------------------

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                                  SCHEDULE I

                                     FEES
                                     ----



     Current Net Assets Under Management        Sub-Investment Management Fee
     -----------------------------------        -----------------------------

     On the first $75,000,000                   Seven (7) basis points (0.07%)

     On the next $50,000,000`                   Six (6) basis points (0.06%)

     On the next $275,000,000                   Five (5) basis points (0.05%)

     On amounts over $400,000,000               Three (3) basis points (0.03%)